                            SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[X]  Preliminary Proxy Statement

[ ] Confidential, for Use of the Commission Only (as permitted by Rule
    14a-6(e)(2))

[ ] Definitive Proxy Statement

[ ] Definitive Additional Materials

[ ] Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                            AUREAL SEMICONDUCTOR INC.
                (Name of Registrant as Specified In Its Charter)

                            AUREAL SEMICONDUCTOR INC.
                              4245 TECHNOLOGY DRIVE
                            FREMONT, CALIFORNIA 94538
                   (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

        1)     Title of each class of securities to which transaction applies:

               -----------------------------------------------------------------

        2)     Aggregate number of securities to which transaction applies:

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        3)     Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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        4)     Proposed maximum aggregate value of transaction:

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        5)     Total fee paid:

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[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

        1)     Amount Previously Paid:

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        2)     Form, Schedule or Registration Statement No.:

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        3)     Filing Party:

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        4)     Date Filed:

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

                           AUREAL SEMICONDUCTOR INC.
                            ------------------------

                   NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
                        TO BE HELD ON DECEMBER 16, 1998

                            ------------------------

     NOTICE IS HEREBY GIVEN that a Special Meeting of Stockholders of Aureal Semiconductor Inc., a Delaware corporation (the "Company"), will be held on December 16, 1998 at 12:30 p.m., Pacific Standard Time, at 4245 Technology Drive, Fremont, California, for the following purpose:

     1. To consider, approve and ratify an amendment to the Company's Amended and Restated Certificate of Incorporation to increase the number of shares of the Company's Common Stock authorized for issuance by 100,000,000 shares from 100,000,000 shares to 200,000,000 shares.

     2. To consider, approve and ratify the adoption of an increase in the maximum number of shares that may be issued under the Company's 1995 Stock Option Plan by 13,000,000 shares from 12,000,000 shares to 25,000,000.

     3. To consider and act upon such other business as may properly come before the Special Meeting or any adjournments thereof.

     Only stockholders of record at the close of business on November 18, 1998, will be entitled to notice of and to vote at the meeting and any adjournments or postponements thereof. For ten days prior to the meeting, a complete list of stockholders entitled to vote at the meeting will be available for examination by any stockholder, for any purpose relating to the meeting, during ordinary business hours at the Company's principal offices located at 4245 Technology Drive, Fremont, California.

                                          By Order of the Board of Directors

                                          BRENDAN R. O'FLAHERTY
                                          Secretary

Fremont, California
November 20, 1998

ALL STOCKHOLDERS ARE CORDIALLY INVITED TO ATTEND THE MEETING IN PERSON. HOWEVER, WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING IN PERSON, PLEASE READ THE ENCLOSED PROXY STATEMENT AND SIGN AND RETURN THE ENCLOSED PROXY CARD AS SOON AS POSSIBLE IN THE ENCLOSED ENVELOPE. ANY STOCKHOLDER ATTENDING THE MEETING MAY VOTE IN PERSON EVEN IF HE OR SHE HAS RETURNED A PROXY CARD.

                               TABLE OF CONTENTS

                                                              PAGE
                                                              ----
GENERAL INFORMATION.........................................    1
  Record Date and Shares Outstanding........................    1
  Revocability of Proxies...................................    1
  Voting and Solicitation...................................    1
  Security Ownership of Certain Beneficial Owners and
     Management.............................................    2

EXECUTIVE COMPENSATION AND OTHER MATTERS....................    4
  Stock Options Granted in Fiscal 1997......................    5
  Option Exercises and Fiscal 1997 Year-End Option Values...    6
  Director Compensation.....................................    6
  Changes to Benefit Plans..................................    6

PROPOSAL NO. 1 APPROVAL OF AMENDMENT TO AMENDED AND RESTATED
CERTIFICATE OF INCORPORATION TO INCREASE THE AUTHORIZED
COMMON STOCK OF THE COMPANY.................................    8
  General...................................................    8
  Vote Required and Board of Directors' Recommendation......    9

PROPOSAL NO. 2 APPROVAL OF AMENDMENT OF THE 1995 STOCK
  OPTION PLAN...............................................   10
  General...................................................   10
  Description of Plan.......................................   10
  Summary of United States Federal Income Tax
     Consequences...........................................   12
  Vote Required and Board of Directors' Recommendation......   13

STOCKHOLDER PROPOSALS TO BE PRESENTED AT NEXT ANNUAL
  MEETING...................................................   13

TRANSACTION OF OTHER BUSINESS...............................   14

                           AUREAL SEMICONDUCTOR INC.
                             4245 TECHNOLOGY DRIVE
                           FREMONT, CALIFORNIA 94538
                                 (510) 252-4245
                            ------------------------
                                PROXY STATEMENT
                            ------------------------

     This Proxy Statement is furnished in connection with the solicitation by the Board of Directors (the "Board") of Aureal Semiconductor Inc., a Delaware corporation (the "Company"), of proxies in the accompanying form, relating to the special meeting of stockholders (the "Special Meeting") to be held on December 16, 1998, at 12:30 p.m., Pacific Standard Time, at 4245 Technology Drive, Fremont, California, or any adjournments or postponements thereof. The Proxy Statement and the enclosed proxy are being mailed to stockholders on or about November 20, 1998.

                              GENERAL INFORMATION

RECORD DATE AND SHARES OUTSTANDING

     Only stockholders of record at the close of business on November 18, 1998, are entitled to vote at the Special Meeting (the "Record Date"). On that date,
there were outstanding and entitled to vote                shares of the
Company's Common Stock, par value $0.001 per share (the "Common Stock") and shares of the Company's Series B Preferred Stock, par value $0.0001 per share (the "Series B Shares"). Pursuant to the Certificate of Designation for the Series B Shares, the Series B Shares have the right to vote on an as-converted-to-common-basis based an equivalent number of shares of Common Stock that the holders of the Series B Shares would be entitled to convert into on the Record Date. On the Record Date, the Series B Shares were
entitled to convert into                shares of Common Stock. The Series B
Shares are hereinafter referenced to as "Common Stock Equivalents." Hence, as of the Record Date there were outstanding and entitled to vote an aggregate of shares of Common Stock and Common Stock Equivalents.

REVOCABILITY OF PROXIES

     Any stockholder giving a proxy for the Special Meeting in the accompanying form may revoke it at any time prior to it being voted, by filing with the Secretary of the Company at the Company's principal executive office, 4245 Technology Drive, Fremont, California 94538, an instrument of revocation or a duly executed proxy bearing a later date, or by attending the Special Meeting and voting in person.

VOTING AND SOLICITATION

     Stockholders may vote in person or by proxy. Each share of Common Stock and Common Stock Equivalent is entitled to one vote on each proposal that comes before the Special Meeting. The Company's Bylaws provide that a majority of all of the shares of stock entitled to vote, whether present in person or represented by proxy shall constitute a quorum for the transaction of business at the meeting. Broker non-votes and shares held by persons abstaining will be counted in determining whether a quorum is present at the Special Meeting.

     If the enclosed proxy is properly executed and returned, the shares of Common Stock (or Common Stock Equivalents) represented thereby will be voted at the meeting in accordance with the stockholder's instructions. If no instructions are given with respect to any matter, the proxy will be voted in favor of such matter.

     Costs of solicitation, including preparation, assembly, printing and mailing of this proxy statement, the proxy and any other information furnished to the stockholders, will be borne by the Company. Solicitation of proxies may be made by directors, officers and other authorized employees of the Company by personal interview, telephone or other means of communication; additional compensation will not be paid for any such services. The Company will, upon request, reimburse the reasonable charges and expenses of brokerage houses or other nominees or fiduciaries for forwarding proxy materials to, and obtaining authority to execute proxies from, beneficial owners for whose account they hold shares of Common Stock or Common Stock Equivalents.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth certain information regarding the beneficial ownership of the Company's Common Stock as of October 30, 1998: (i) each person who is known by the Company to own beneficially 5% or more of the outstanding shares of Common Stock; (ii) each director and director-nominee of the Company;
(iii) the Chief Executive Officer and the four other most highly compensated executive officers of the Company as of December 28, 1997 whose salary and bonus for the fiscal year ended December 28, 1997 exceeded $100,000; and (iv) all directors and executive officers of the Company as a group.

                                                                SHARES BENEFICIALLY
                                                                     OWNED(2)
                                                              -----------------------
          NAME AND ADDRESS OF BENEFICIAL OWNERS(1)              NUMBER        PERCENT
          ----------------------------------------            ----------      -------
The TCW Group, Inc. and its affiliates(3)...................  33,475,009       37.4%
  11100 Santa Monica Blvd., Suite 2000
  Los Angeles, California 90025
     D. Richard Masson(4)...................................  41,228,207       45.9
     Thomas K. Smith, Jr.(5)................................  33,475,009       37.4
DDJ Capital Management, LLC(6)..............................  23,445,998       26.8
  141 Linden Street, Suite 4
  Wellesley, MA 02181
Appaloosa Management L.P.(7)................................   5,560,074        6.4
  51 JFK Parkway
  Short Hills, NJ 07078
Kenneth A. Kokinakis(8).....................................   1,615,000        1.8
Richard E. Christopher(9)...................................      36,979          *
L. William Krause(10).......................................     151,354          *
David J. Domeier(11)........................................     479,295          *
Scott H. Foster (12)........................................   1,948,192        2.2
Michael L. Hunter(13).......................................     498,649          *
Toni W. Schneider(14).......................................     753,630          *
All directors and executive officers as a group (12
  persons)(15)..............................................  48,156,246       50.1

---------------
  *  Less than 1%.

 (1) Except as otherwise indicated, the address of each beneficial owner is c/o the Company, 4245 Technology Drive, Fremont, CA 94538.

 (2) This table is based upon information supplied by officers, directors and principal stockholders. Except as otherwise indicated, the Company believes that the persons or entities named in the table have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them, subject to community property laws where applicable. The number of shares beneficially owned includes the number of shares of Common Stock into which the stockholder's holdings of the Company's Series A Preferred Stock, Series B Preferred Stock or Series C Preferred Stock could be converted as of October 30, 1998.

 (3) TCW Group, Inc. may be deemed to beneficially own 30,525,009 shares of the Company's Common Stock. In addition, pursuant to warrants issued on August 6, 1997 in conjunction with the purchase of shares of the Company's Common Stock and renegotiation of the Company's Line of Credit, TCW Group, Inc. and its affiliates hold rights to acquire, in the aggregate, an additional 2,950,000 shares of the Company's Common Stock. The total of 33,475,009 represents shares held or acquirable by limited partnerships, trusts and third party separate accounts for which The TCW Group, Inc. and its affiliates

     (collectively, "TCW") act as general partner, trustee and investment adviser, respectively. TCW may be deemed to beneficially own such shares held by such limited partnerships, trusts and third party accounts; however, TCW expressly disclaims beneficial ownership of these shares. Approximately 9.0 million shares were received by TCW in exchange for debt claims held against the Company pursuant to the Plan of Reorganization.

 (4) Includes 33,475,009 shares held by TCW Special Credits, Trust Company of the West or their affiliates and 7,753,198 shares (7,503,198 owned and 250,000 subject to acquisition pursuant to warrants issued August 6, 1997 in conjunction with the purchase of the Company's Common Stock) for which Oaktree Capital Management, LLC has voting and dispositive powers over such shares as a fiduciary on behalf of a third party separate account of which Mr. Masson may be deemed a beneficial owner to the extent of any indirect pecuniary interest therein. Mr. Masson disclaims beneficial ownership of such shares. Mr. Masson has served as a director of the Company since December 30, 1994 when he was appointed pursuant to the Plan of Reorganization. Mr. Masson has been a Principal of Oaktree Capital Management, LLC since May 1995. Prior to the founding of Oaktree, he was a partner of TCW Special Credits and served as a Managing Director of Trust Company of the West and TCW Asset Management Company ("TAMCO"), wholly-owned subsidiaries of The TCW Group, Inc., in various other capacities since 1988. TCW Special Credits serves as a general partner and investment adviser to certain limited partnerships, trusts, and accounts invested in the securities and debt obligations of financially distressed companies. Oaktree provides investment sub-advisory services to TAMCO on certain funds and accounts managed by TAMCO. TAMCO is the managing general partner of TCW Special Credits.

 (5) To the extent Mr. Smith, as either a Senior Vice President or authorized representative of Trust Company of the West or TCW Asset Management Company participates in the process to vote or dispose of the shares described in footnote (3) above, Mr. Smith may be deemed under certain circumstances for the purpose of Section 13 of the Securities Exchange Act of 1934, as amended, to be the beneficial owner of such shares. Mr. Smith disclaims beneficial ownership of such shares.

 (6) DDJ Capital Management, LLC ("DDJ") may be deemed to beneficially own 22,620,998 shares of the Company's Common Stock. In addition, pursuant to warrants issued on August 6, 1997 in conjunction with the purchase of shares of the Company's Common Stock and expansion of the Company's Line of Credit, DDJ and its affiliates hold rights to acquire, in the aggregate, an additional 825,000 shares of the Company's Common Stock. The total of 23,445,998 represents shares held or acquirable by DDJ and its affiliates. DDJ, through its control of certain affiliates, has sole power to vote and dispose of the 23,445,998 shares of the Company's Common Stock.

 (7) All of the 5,560,074 shares are beneficially owned by Appaloosa Management L.P. ("Appaloosa"). Mr. David A. Tepper, through his control of Appaloosa, may be deemed to beneficially own all of the shares of the Company's stock beneficially owned by Appaloosa. Both Appaloosa and Mr. Tepper have sole voting and dispositive power with respect to all 5,560,074 shares of the Company's Common Stock.

 (8) Includes 1,600,000 shares subject to immediately exercisable options or issuable upon exercise of outstanding stock options exercisable within 60 days of October 30, 1998. Of such shares, 778,125 are not vested and subject to repurchase by the Company.

 (9) Includes 16,979 shares subject to immediately exercisable options or issuable upon exercise of outstanding stock options exercisable within 60 days of October 30, 1998.

(10) Includes 151,354 shares subject to immediately exercisable options or issuable upon exercise of outstanding stock options exercisable within 60 days of October 30, 1998.

(11) Includes 469,295 shares subject to immediately exercisable options or issuable upon exercise of outstanding stock options exercisable within 60 days of October 30, 1998. Of such shares, 200,238 are not vested and subject to repurchase by the Company.

(12) Includes 1,552,944 shares subject to immediately exercisable options or issuable upon exercise of outstanding stock options exercisable within 60 days of October 30, 1998. Of such shares, 217,500 are not vested and subject to repurchase by the Company.

(13) Includes 498,649 shares subject to immediately exercisable options or issuable upon exercise of outstanding stock options exercisable within 60 days of October 30, 1998. Of such shares, 224,524 are not vested and subject to repurchase by the Company.

(14) Includes 561,250 shares subject to immediately exercisable options or issuable upon exercise of outstanding stock options exercisable within 60 days of October 30, 1998. Of such shares, 197,084 are not vested and subject to repurchase by the Company.

(15) Includes 9,450,511 shares subject to immediately exercisable options or warrants or issuable upon exercise of outstanding stock options exercisable within 60 days of October 30, 1998. Of such shares, 2,290,854 are not vested and are subject to repurchase by the Company.

                    EXECUTIVE COMPENSATION AND OTHER MATTERS

     The following table sets forth information concerning the compensation of the Company's Chief Executive Officer and each of the other four most highly compensated executive officers of the Company as of December 28, 1997 whose total salary for the fiscal year ended December 28, 1997 exceeded $100,000 for services in all capacities to the Company during fiscal 1997, 1996 and 1995.

                           SUMMARY COMPENSATION TABLE

                                                                         LONG-TERM COMPENSATION
                                                                      -----------------------------
                                          ANNUAL COMPENSATION         SECURITIES
                                     -----------------------------    UNDERLYING       ALL OTHER
    NAME AND PRINCIPAL POSITION      YEAR    SALARY(1)     BONUS       OPTIONS      COMPENSATION(2)
    ---------------------------      ----    ---------    --------    ----------    ---------------
Kenneth A. Kokinakis(3)............  1997    $200,000     $100,000      350,000         $ 4,750
  President and                      1996     184,615      100,000    1,000,000          47,240(4)
  Chief Executive Officer
David J. Domeier(5)................  1997     175,000                   110,000           4,750
  Vice President, Finance            1996     174,327                    87,000           4,750
  and Chief Financial Officer        1995     119,808                   175,000           2,432
Scott H. Foster(6)(7)..............  1997     180,000                    70,000         104,750
  Chief Technical Officer            1996      97,789                   200,000          54,750
Michael L. Hunter(8)...............  1997     140,000       30,000      140,000           4,750
  Vice President, Sales              1996     138,600       22,500      137,000           4,750
                                     1995     112,385       30,000      125,000           4,620
Toni W. Schneider(9)(10)...........  1997     130,365                    90,000          79,750
  Vice President,                    1996      60,231                   100,000          41,619
  Advanced Audio Products

---------------
 (1) As part of the Company's restructuring efforts in 1995, all officers employed at July 1, 1995 voluntarily took a 10% reduction in pay.

 (2) Unless otherwise noted, represents the Company's contribution to the employee's 401(k) plan account as a partial match to the employee's contributions for the year noted.

 (3) Mr. Kokinakis joined the Company in January 1996; compensation indicated for 1996 was for the partial year. The bonuses indicated were paid early in the following year for services in the year noted.

 (4) Includes moving and other associated expenses incurred by Mr. Kokinakis for his transfer from Hong Kong to join the Company.

 (5) Mr. Domeier joined the Company in March 1995; compensation indicated for 1995 was for the partial year.

 (6) Mr. Foster joined the Company in May 1996 through the merger with Crystal River Engineering Inc. ("CRE"), of which he was the Chief Executive Officer; compensation indicated for 1996 was for the partial year.

 (7) Payments totaling $100,000 and $50,000 were made to Mr. Foster during 1997 and 1996 respectively, related to the merger with CRE and his continued involvement with the merged companies. No further related payments are to be made.

 (8) Mr. Hunter joined the Company in January 1995; compensation indicated for 1995 was for the partial year. Mr. Hunter's bonus payments for 1997 and 1996 reflected guaranteed commissions while the Company was largely engaged in product development and "pre-sales" customer contact efforts.

 (9) Mr. Schneider joined the Company in May 1996 through the merger with CRE, of which he was Vice President, Marketing; compensation indicated for 1996 was for the partial year.

(10) Payments totaling $75,000 and $37,500 were made to Mr. Schneider during 1997 and 1996 respectively, related to the merger with CRE and his continued involvement with the merged companies. No further related payments are to be made.

STOCK OPTIONS GRANTED IN FISCAL 1997

     The following table sets forth information with respect to the options to purchase Common Stock granted to the executive officers named in the Summary Compensation Table during the year ended December 28, 1997. The Company did not grant any stock appreciation rights during fiscal 1997.

                         OPTIONS GRANTED IN FISCAL 1997

                                          PERCENT OF                                POTENTIAL REALIZABLE
                                            TOTAL                                 VALUE AT ASSUMED ANNUAL
                            NUMBER OF      OPTIONS                                  RATES OF STOCK PRICE
                            SECURITIES    GRANTED TO                                  APPRECIATION FOR
                            UNDERLYING    EMPLOYEES                                    OPTION TERM(4)
                             OPTIONS      IN FISCAL     EXERCISE    EXPIRATION    ------------------------
           NAME             GRANTED(1)     YEAR(2)      PRICE(3)       DATE           5%           10%
           ----             ----------    ----------    --------    ----------    ----------    ----------
Kenneth A. Kokinakis......   150,000         5.0%        $2.19       04/29/07      $206,592      $523,544
                             200,000         6.7%         1.75       12/08/07       220,113       557,810
David J. Domeier..........    40,000         1.3%         2.19       04/29/07        55,091       139,612
                              70,000         2.3%         1.75       12/08/07        77,040       195,233
Scott H. Foster...........    40,000         1.3%         2.19       04/29/07        55,091       139,612
                              30,000         1.0%         1.75       12/08/07        33,017        83,671
Michael L. Hunter.........    40,000         1.3%         2.19       04/29/07        55,091       139,612
                             100,000         3.3%         1.75       12/08/07       110,057       278,905
Toni W. Schneider.........    40,000         1.3%         2.19       04/29/07        55,091       139,612
                              50,000         1.7%         1.75       12/08/07        55,028       139,452

---------------
(1) These options are immediately exercisable at the date of grant, but shares purchased upon exercise of unvested options are subject to repurchase at the option of the Company at their original issuance price. All options in this table have exercise prices equal to the fair market value on the date of grant. The options vest over a period of four years and expire ten years from the original date of grant.

(2) The Company granted options for 2,992,000 shares of Common Stock to employees in fiscal 1997 under the 1995 Stock Option Plan.

(3) The exercise price may be paid in cash or by delivery of already-owned shares subject to certain conditions.

(4) The potential gain is determined by comparing the grant price to the assumed values as calculated utilizing the annual stock price appreciation rates indicated. These amounts represent only certain assumed rates of appreciation as established by the Securities and Exchange Commission for such disclosure, and do not represent the Company's estimates or projections of future stock prices. Actual gains, if any, on stock option exercises and Common Stock holdings are dependent upon the future performance of the Company and overall stock market conditions. There can be no assurance that the amounts reflected in this table or the associated rates of appreciation will be achieved.

OPTION EXERCISES AND FISCAL 1997 YEAR-END OPTION VALUES

     The following table sets forth information regarding the number and value of unexercised options held by the executive officers named in the Summary Compensation Table on December 28, 1997. In addition, it sets forth the number of shares acquired and value realized upon exercise of stock options during fiscal 1997.

                                                                                                    VALUE OF UNEXERCISED
                                 NUMBER OF                    SECURITIES UNDERLYING OPTIONS        IN-THE-MONEY OPTIONS AT
                                  SHARES                           AT FISCAL YEAR-END                FISCAL YEAR-END(1)
                                ACQUIRED ON    VALUE     ---------------------------------------   -----------------------
             NAME                EXERCISE     REALIZED   EXERCISABLE    VESTED     UNEXERCISABLE     VESTED      UNVESTED
             ----               -----------   --------   -----------   ---------   -------------   -----------   ---------
Kenneth A. Kokinakis..........          0     $      0    1,350,000      462,500            0      $  596,722    $838,603
David J. Domeier..............          0            0      359,679      194,679       12,821         153,383     122,852
Scott H. Foster...............    100,000      242,650    1,489,799    1,294,799      213,145       2,603,847     517,674
Michael L. Hunter.............          0            0      393,041      188,041        9,459         151,907     146,320
Toni W. Schneider.............    192,380      454,228      349,200      196,700      112,050         341,882     299,937

---------------
(1) Value per share is defined as the market price of the Company's Common Stock at year-end minus the per share exercise price of the option. The per share price of the Common Stock at December 28, 1997 was $2.375 as reported on the OTC Bulletin Board.

DIRECTOR COMPENSATION

     Pursuant to the Company's 1996 Outside Directors Stock Option Plan (the "1996 Plan"), Mr. Christopher and Mr. Krause receive automatic annual stock option grants to purchase 5,000 shares of the Company's Common Stock. In addition, pursuant to the 1996 Plan, when Mr. Christopher was appointed as a director in November 1996, he received an initial stock option grant to purchase 30,000 shares of the Company's Common Stock. Each of the grants is priced at market price on the date of grant and vests 25% on the one year anniversary of the grant, with additional vesting at the rate of 2.08% per month thereafter for the remaining term (total four year vesting). Prior to adoption of the 1996 Plan, as compensation for service on the Board, the Company granted, in April 1995 upon his appointment to the Board, to Mr. Krause an option to purchase 100,000 shares of the Company's Common Stock. In addition, the Company granted an additional option to purchase 50,000 shares of the Company's Common Stock to Mr. Krause in September 1995. Both options were granted at market price on the date of grant and vested 25% upon grant and an additional 25% at the end of each six-month period thereafter.

     As compensation for services on the Board, Messrs. Krause and Christopher receive $500 for each Board meeting attended. The other directors do not receive any compensation for their services as members of the Board. All non-management directors are reimbursed for their reasonable expenses incurred in attending meetings of the Board and committees of the Board.

     Messrs. Masson and Smith have declined to participate in the stock option plans or receive payment for their attendance at Board meetings in connection with their employment with Oaktree and TCW, respectively, both of which are deemed beneficial owners of significant portions of the Company's Common Stock.

CHANGES TO BENEFIT PLANS

     1995 Stock Option Plan. The Board of Directors of the Company has adopted, subject to stockholder approval, an amendment to the 1995 Stock Option Plan (the "1995 Option Plan") to increase the maximum number of shares that may be issued under the 1995 Option Plan by 13,000,000 shares, from 12,000,000 shares to 25,000,000 shares. See "PROPOSAL NO. 2 -- APPROVAL OF AMENDMENT TO THE AUREAL SEMICONDUCTOR INC. 1995 STOCK OPTION PLAN" at page 10 of this Proxy Statement. As of October 30, 1998, no purchases had been made by any employee conditioned on stockholder approval of an increase in the share reserve under the 1995 Option Plan. Non-employee directors are eligible to participate in the 1995 Option Plan.

     The following table sets forth options to purchase shares of the Company's Common Stock granted under the 1995 Option Plan during the fiscal year ended December 28, 1997, by (1) the persons named in the Summary Compensation Table above; (2) all current executive officers as a group; (3) all current directors who are not executive officers as a group; and (4) all employees, including all officers who are not executive officers, as a group. Purchases under the 1995 Option Plan are made at the discretion of participating employees. Accordingly, future purchases under the 1995 Option Plan are not yet determinable.

                               NEW PLAN BENEFITS

                                                                  1995 STOCK OPTION PLAN(1)
                                                              ----------------------------------
                                                              PURCHASE PRICE
                     NAME AND POSITION                         (PER SHARE)      NUMBER OF SHARES
                     -----------------                        --------------    ----------------
Kenneth A. Kokinakis........................................      $2.19             150,000
  President and Chief Executive Officer                            1.75             200,000
David J. Domeier............................................       2.19              40,000
  Vice President, Finance and Chief Financial Officer              1.75              70,000
Scott H. Foster.............................................       2.19              40,000
  Chief Technical Officer                                          1.75              30,000
Michael L. Hunter...........................................       2.19              40,000
  Vice President, Sales                                            1.75             100,000
Toni W. Schneider...........................................       2.19              40,000
  Vice President, Advanced Audio Products                          1.75              50,000
Executive Group.............................................       2.19             452,500
  (8 persons)                                                      1.75             720,000
Non-Executive Director Group(1).............................         --                  --
  (4 persons)
Non-Executive Officer Employee Group........................       2.80              20,000
                                                                   2.50             105,000
                                                                   2.37             133,000
                                                                   2.22              65,000
                                                                   2.19             677,000
                                                                   2.08             122,500
                                                                   2.02              60,000
                                                                   1.75             637,000

---------------
(1) Non-officer directors are currently not eligible for option grants under the 1995 Option Plan.

                                 PROPOSAL NO. 1

                 APPROVAL OF AMENDMENT TO AMENDED AND RESTATED
                  CERTIFICATE OF INCORPORATION TO INCREASE THE
                     AUTHORIZED COMMON STOCK OF THE COMPANY

GENERAL

     On November 4, 1998, the Board authorized an amendment to the Company's Amended and Restated Certificate of Incorporation (the "Amended Certificate") to increase the number of authorized shares of Common Stock from 100,000,000 to 200,000,000. A copy of the amendment is attached hereto as Appendix A. The Company's Amended Certificate currently authorizes the issuance by the Company of up to 100,000,000 shares of Common Stock and 5,000,000 shares of Preferred Stock, $0.001 par value per share (the "Preferred Shares"). As of October 30, 1998, there were approximately 45,000,000 shares of Common Stock issued and
outstanding; approximately                shares of Common Stock reserved for
issuance under various stock plans of the Company and its subsidiaries; and
approximately                shares of Common Stock remaining available for
future issuance. In addition, the Company currently has 40,362 shares of Preferred Stock outstanding. As of October 30, 1998, all outstanding Preferred
Shares have the right to convert into                shares of Common Stock. The
stockholders are now being asked to approve this proposed amendment.

     The Company previously issued shares of Series A Preferred Stock, par value $0.001 per share (the "Series A Shares") governed by the terms of a Certificate of Designation for the Series A Shares (the "Series A Certificate of Designation") and Series C Preferred Stock, par value $0.001 per share (the "Series C Shares") pursuant to a Certificate of Designation for the Series C Shares (the "Series C Certificate of Designation") in connection with privately placed equity financings on March 11, 1998 and June 26, 1998, respectively. The Series A Shares and the Series C Shares convert into shares of the Common Stock at the option of the holder based upon a floating conversion mechanism that is inversely related to the price of the Company's Common Stock. Due to recent declines in the Company's stock price, the number of shares of Common Stock into which the Series A Shares and the Series C Shares can convert has increased. Furthermore, provisions in the Series A Certificate of Designation and the Series C Certificate of Designation provide for a penalty if the Company does not reserve enough Common Stock for issuance upon conversion of the Series A Shares and the Series C Shares. In order to insure that the Company has enough Common Stock authorized to meet it legal obligations under the Series A Certificate of Designation and the Series C Certificate of Designation, the Company is asking its stockholders to approve this amendment to increase the authorized shares of Common Stock from 100,000,000 to 200,000,000.

     In addition to meeting its obligations to the holders of Series A Shares and Series C Shares, the Board believes that the proposed increase is desirable so that, as the need may arise, the Company will have more flexibility to issue shares of Common Stock in connection with future opportunities for expanding the business through investments or acquisitions, possible future stock dividends or stock splits, and for other general corporate purposes. There are no preemptive rights with respect to the Company's Common Stock.

     Authorized but unissued shares of the Company's Common Stock may be issued at such times, for such purposes and for such consideration as the Board may determine to be appropriate without further authority from the Company's stockholders, except as otherwise required by applicable law. The increase in authorized Common Stock will not have any immediate effect on the rights of existing stockholders. To the extent that the additional authorized shares are issued in the future, they will decrease the existing stockholders' percentage equity ownership; and depending upon the price at which they are issued, they could be either dilutive or nondilutive to the existing stockholders.

     The increase in the authorized number of shares of Common Stock and the subsequent issuance of such shares could have the effect of delaying or preventing a change in control of the Company without further action by the stockholders. Shares of authorized and unissued Common Stock could (within the limits imposed by applicable law) be issued in one or more transactions which would make a change in control of the Company more difficult, and therefore less likely. Any such issuance of additional stock could have the effect of diluting the earnings per share and book value per share of outstanding shares of Common Stock, and such additional shares could be used to dilute the stock ownership or voting rights of a person seeking to obtain control of the Company.

VOTE REQUIRED AND BOARD OF DIRECTORS' RECOMMENDATION

     The affirmative vote of a majority of the voting power of all outstanding shares of Common Stock (and Common Stock Equivalents) of the Company entitled to vote at the Special Meeting, at which a quorum representing a majority of all outstanding shares of Common Stock and Common Stock Equivalents of the Company is present and voting, either in person or by proxy, is required for approval of this proposal. Abstentions and broker non-votes will each be counted as present for purposes of determining the presence of a quorum. Abstentions and broker non-votes will each have the same effect as a negative vote on this proposal.

     The Board of Directors believes that the proposed amendment to the Company's Amended Certificate Incorporation to increase the number of authorized shares of the Company's Common Stock from 100,000,000 to 200,000,000 shares is in the best interests of the Company and the stockholders for the reasons stated above. THEREFORE, THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE PROPOSAL TO AMEND THE COMPANY'S RESTATED CERTIFICATE OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF THE COMPANY'S COMMON STOCK FROM 100,000,000 SHARES TO 200,000,000 SHARES.

                                 PROPOSAL NO. 2

                            APPROVAL OF AMENDMENT OF
                           THE 1995 STOCK OPTION PLAN

GENERAL

     The Board adopted the 1995 Stock Option Plan (the "Plan") in August 1995. As of October 30, 1998, no shares remained available for future grants under the Plan, and the Board had granted, subject to stockholder approval of this
Proposal No. 2, options to purchase an additional                shares of
Common Stock under the Plan. Accordingly, on November 4, 1998, the Board amended the Plan, subject to stockholder approval, to increase the share reserve of the Plan to an aggregate of 25,000,000 shares of the Company's Common Stock.

     The stockholders are now being asked to approve the increase in the share reserve of the Plan. The Board believes that approval of this amendment is in the best interests of the Company and its stockholders because the availability of an adequate stock option program is an important factor in attracting and retaining qualified officers, employees, directors and consultants essential to the success of the Company and in aligning their long-term interests with those of the stockholders.

DESCRIPTION OF PLAN

     The following summary of the Plan, as amended, is qualified in its entirety by the specific language of the Plan, a copy of which is available to any stockholder upon request.

     General. The Plan provides for the grant of incentive stock options within the meaning of section 422 of the Internal Revenue Code of 1986, as amended (the "Code") and nonstatutory stock options. As of October 30, 1998, options to purchase 497,861 shares of Common Stock granted pursuant to the Plan had been exercised, options to purchase an aggregate of 9,806,162 shares were outstanding, and no shares of Common Stock remained available for future grants under the Plan (determined without regard to the proposed share reserve increase).

     Shares Subject to Plan. Currently, the maximum number of shares of authorized but unissued or reacquired shares of Common Stock issuable under the Plan is equal to the lesser of (i) 12,000,000, or (ii) 20% of the "Fully-Diluted Outstanding Shares"; provided, however, that this number will be reduced at any time by the sum of (i) the number of shares issued and outstanding under the Company's 1994 Stock Option Plan (the "1994 Plan") and (ii) the number of shares subject to options outstanding under the 1994 Plan. "Fully-Diluted Outstanding Shares" means, as of any date, the sum of the number of outstanding shares of Common Stock, the number of shares of Common Stock available for grant under any stock option plan maintained by the Company, and the number of shares of Common Stock subject to outstanding options, although the number of Fully-Diluted Outstanding Shares will not be reduced by any repurchase of shares by the Company occurring after May 8, 1996.

     Subject to stockholder approval, the Board of Directors has amended the Plan to provide that the maximum number of shares of Common Stock issuable under the Plan will be 25,000,000, which amount will not be affected by grants or issuances under the 1994 Plan or the number of Fully-Diluted Outstanding Shares.

     The Plan imposes a grant limit under which no employee may receive in any fiscal year options to purchase in excess of 1,200,000 shares (the "Grant Limit"). Appropriate adjustments will be made to the shares subject to the Plan, to the Grant Limit, and to outstanding options upon any stock dividend, stock split, reverse stock split, recapitalization, combination, reclassification, or similar change in the capital structure of the Company. To the extent that any outstanding option under the Plan expires or terminates prior to exercise in full or if shares issued upon exercise of an option are repurchased by the Company, the shares of Common Stock for which such option is not exercised or the repurchased shares are returned to the Plan and become available for future grant.

     Administration. The Plan is administered by the Board or a duly appointed committee of the Board. With respect to the participation of individuals whose transactions in the Company's equity securities are subject to Section 16 of the Exchange Act, the Plan must be administered in compliance with the requirements of Rule 16b-3 under the Exchange Act. Subject to the provisions of the Plan, the Board determines the persons to whom options are granted, the number of shares covered by each option, whether an option is to be an incentive stock option or a nonstatutory stock option, the timing and terms of exercisability of each option or the vesting of shares acquired upon the exercise of an option, including the effect thereon of an optionee's termination of service, the exercise price of and the type of consideration to be paid to the Company upon the exercise of each option, the duration of each option, and all other terms and conditions of the options.

     The Plan authorizes the Board to amend, modify, extend, renew, or grant a new option in substitution for, any option, to waive any restrictions or conditions applicable to any option or any shares acquired upon the exercise thereof, and to amend the exercisability of any option or the vesting of any shares acquired upon the exercise of an option, including with respect to the period following an optionee's termination of service with the Company. Subject to certain limitations, the Plan provides for indemnification by the Company of any director, officer or employee against all reasonable expenses, including attorneys' fees, incurred in connection with any legal action arising from such person's action or failure to act in administering the Plan. The Board will interpret the Plan and options granted thereunder, and all determinations of the Board will be final and binding on all persons having an interest in the Plan or any option.

     Eligibility. Options may be granted under the Plan to directors and current and prospective employees and consultants of the Company or of any present or future parent or subsidiary of the Company. As of October 30, 1998, the Company had approximately 105 employees, including 8 executive officers eligible to receive options under the Plan. While any person eligible under the Plan may be granted a nonstatutory option, only employees may be granted incentive stock options.

     Terms and Conditions of Options. Each option granted under the Plan is evidenced by a written agreement between the Company and the optionee specifying the number of shares subject to the option and the other terms and conditions of the option, consistent with the requirements of the Plan. The exercise price of each option granted under the Plan must equal at least the fair market value of a share of the Company's Common Stock on the date of grant. However, any option granted to a person who at the time of grant owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or any parent or subsidiary corporation of the Company (a "Ten Percent Stockholder") must have an exercise price equal to at least 110% of the fair market value of a share of Common Stock on the date of grant. On October 30, 1998, the mean of the closing bid and asked prices of the Common Stock on the Nasdaq OTC Bulletin Board was $0.525 per share.

     The Plan authorizes payment of the option exercise price in cash, by check, or in cash equivalent, by tender of shares of the Company's Common Stock owned by the optionee having a fair market value not less than the exercise price, by the assignment of the proceeds of a sale or loan with respect to some or all of the shares of Common Stock being acquired upon the exercise of the option, by means of the optionee's promissory note, by any other lawful consideration approved by the Board, or by any combination of these. Nevertheless, the Board may restrict the forms of payment permitted in connection with any option grant. The Plan authorizes the Company to withhold from shares otherwise issuable upon the exercise of an option or to accept the tender of shares of the Company's Common Stock in full or partial payment of any optionee's tax withholding obligations.

     Options granted under the Plan become exercisable and vested at such times and subject to such conditions as specified by the Board. Generally, options granted under the Plan are exercisable on and after the date of grant, subject to the right of the Company to reacquire at the optionee's exercise price any unvested shares held by the optionee upon termination of the optionee's service or if the optionee attempts to transfer any unvested shares (the "Company Repurchase Right"). Option shares generally vest and the Company Repurchase Right lapses in installments over a period of time specified by the Board at the time of grant, subject to the optionee's continued service with the Company. The maximum term of an option granted under the Plan is ten years; provided that in the case of an incentive stock option granted to a Ten Percent Stockholder, the maximum term is five years. Options are nontransferable by the optionee other than by will or by the laws of descent and distribution, and are exercisable during the optionee's lifetime only by the optionee.

     Transfer of Control. The Plan provides that, in the event of (i) a sale or exchange by the stockholders in a single or series of related transactions of more than 50% of the Company's voting stock, (ii) a merger or consolidation in which the Company is a party, (iii) the sale, exchange or transfer of all or substantially all of the assets of the Company, or (iv) a liquidation or dissolution of the Company wherein, upon any such event, the stockholders of the Company immediately before such event do not retain direct or indirect beneficial ownership of more than 50% of the total combined voting power of the voting stock of the Company, its successor, or the corporation to which the assets of the Company were transferred (a "Transfer of Control"), all options will terminate and cease to be exercisable unless the acquiring or successor corporation assumes the Company's rights and obligations under the outstanding options or substitutes substantially equivalent options for such corporation's stock. However, option agreements entered into with each optionee under the Plan generally provide that in the event of a Transfer of Control, the Company Repurchase Right will automatically terminate unless the option is assumed by the acquiring corporation or such corporation substitutes a substantially equivalent option for the acquiring corporation's stock. Furthermore, the option agreements generally provide for automatic termination of the Company Repurchase Right if an optionee who is an employee or a director is terminated without cause or resigns for specified good reasons within twelve months following a Transfer of Control.

     Termination or Amendment. The Plan will continue in effect until the earlier of its termination by the Board or the date on which all shares available for issuance under the Plan have been issued and all restrictions on such shares under the terms of the Plan and the option agreements have lapsed, provided that all options must be granted within ten years of the date on which the Board adopted the Plan. The Plan further provides that the period for granting options will be extended to a period of ten years following any subsequent approval of an increase in the maximum number of shares issuable under the Plan. The Board may terminate or amend the Plan at any time. However, subject to changes in the law that would permit otherwise, without stockholder approval, the Board may not amend the Plan to increase the total number of shares of Common Stock issuable thereunder, change the class of persons eligible to receive incentive stock options, or expand the class of persons eligible to receive nonstatutory stock options. No amendment may adversely affect an outstanding option without the consent of the optionee, unless the amendment is required to preserve the option's status as an incentive stock option or is necessary to comply with any applicable law.

SUMMARY OF UNITED STATES FEDERAL INCOME TAX CONSEQUENCES

     The following summary is intended only as a general guide as to the United States federal income tax consequences under current law of participation in the Plan and does not attempt to describe all possible federal or other tax consequences of such participation or tax consequences based on particular circumstances.

     Incentive Stock Options. An optionee recognizes no taxable income for regular income tax purposes as the result of the grant or exercise of an incentive stock option qualifying under section 422 of the Code. Optionees who do not dispose of their shares for two years following the date the option was granted nor within one year following the exercise of the option will normally recognize a long-term capital gain or loss equal to the difference, if any, between the sale price and the purchase price of the shares. If an optionee satisfies such holding periods upon a sale of the shares, the Company will not be entitled to any deduction for federal income tax purposes. If an optionee disposes of shares within two years after the date of grant or within one year from the date of exercise (a "disqualifying disposition"), the difference between the fair market value of the shares on the determination date (see discussion under "Nonstatutory Stock Options" below) and the option exercise price (not to exceed the gain realized on the sale if the disposition is a transaction with respect to which a loss, if sustained, would be recognized) will be taxed as ordinary income at the time of disposition. Any gain in excess of that amount will be a capital gain. If a loss is recognized, there will be no ordinary income, and such loss will be a capital loss. A capital gain or loss will be long-term if the optionee's holding period is more than 12 months. Any ordinary income recognized by the optionee upon the disqualifying disposition of the shares generally should be deductible by the Company for federal income tax purposes, except to the extent such deduction is limited by applicable provisions of the Code or the regulations thereunder.

     The difference between the option exercise price and the fair market value of the shares on the determination date of an incentive stock option (see discussion under "Nonstatutory Stock Options" below) is an adjustment in computing the optionee's alternative minimum taxable income and may be subject to an alternative minimum tax which is paid if such tax exceeds the regular tax for the year. Special rules may apply with respect to certain subsequent sales of the shares in a disqualifying disposition, certain basis adjustments for purposes of computing the alternative minimum taxable income on a subsequent sale of the shares and certain tax credits which may arise with respect to optionees subject to the alternative minimum tax.

     Nonstatutory Stock Options. Options not designated or qualifying as incentive stock options will be nonstatutory stock options. Nonstatutory stock options have no special tax status. An optionee generally recognizes no taxable income as the result of the grant of such an option. Upon exercise of a nonstatutory stock option, the optionee normally recognizes ordinary income in the amount of the difference between the option exercise price and the fair market value of the shares on the determination date (as defined below). If the optionee is an employee, such ordinary income generally is subject to withholding of income and employment taxes. The "determination date" is the date on which the option is exercised unless the shares are subject to a substantial risk of forfeiture and are not transferable, in which case the determination date is the earlier of (i) the date on which the shares are transferable or (ii) the date on which the shares are not subject to a substantial risk of forfeiture. If the determination date is after the exercise date, the optionee may elect, pursuant to Section 83(b) of the Code, to have the exercise date be the determination date by filing an election with the Internal Revenue Service not later than 30 days after the date the option is exercised. Upon the sale of stock acquired by the exercise of a nonstatutory stock option, any gain or loss, based on the difference between the sale price and the fair market value on the determination date, will be taxed as capital gain or loss. A capital gain or loss will be long-term if the optionee's holding period is more than 12 months. No tax deduction is available to the Company with respect to the grant of a nonstatutory stock option or the sale of the stock acquired pursuant to such grant. The Company generally should be entitled to a deduction equal to the amount of ordinary income recognized by the optionee as a result of the exercise of a nonstatutory stock option, except to the extent such deduction is limited by applicable provisions of the Code or the regulations thereunder.

VOTE REQUIRED AND BOARD OF DIRECTORS' RECOMMENDATION

     The affirmative vote of a majority of the votes present or represented by proxy and entitled to vote at the Special Meeting of Stockholders, at which a quorum representing a majority of all outstanding shares of Common Stock of the Company is present and voting, either in person or by proxy, is required for approval of this proposal. Votes for and against, abstentions and broker non-votes will each be counted as present for purposes of determining the presence of a quorum. Abstentions and broker non-votes will have no effect on the outcome of this vote.

     The Board of Directors believes that the amendment of the Plan to increase the number of shares issuable under the Plan is in the best interests of the Company and its stockholders for the reasons stated above. THEREFORE, THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" APPROVAL OF THE AMENDMENT OF THE PLAN TO INCREASE THE MAXIMUM AGGREGATE NUMBER OF SHARES ISSUABLE UNDER THEREUNDER.

                     STOCKHOLDER PROPOSALS TO BE PRESENTED
                             AT NEXT ANNUAL MEETING

     The Company has an advance notice provision under its bylaws for stockholder business to be presented at meetings of stockholders. Such provision states that in order for stockholder business to be properly brought before a meeting by a stockholder, such stockholder must have given timely notice thereof in writing to the Secretary of the Company. A stockholder proposal to be timely must be received at the Company's principal executive offices not less than 120 calendar days in advance of the one year anniversary of the date the

Company's proxy statement was released to stockholders in connection with the previous year's annual meeting of stockholders; except that (i) if no annual meeting was held in the previous year, (ii) if the date of the annual meeting has been changed by more than thirty (30) calendar days from the date contemplated at the time of the previous year's proxy statement or (iii) in the event of a special meeting, then notice must be received not later than the close of business on the tenth day following the day on which notice of the date of the meeting was mailed or public disclosure of the meeting date was made.

     Proposals of stockholders intended to be presented at the next annual meeting of the stockholders of the Company must be received by the Company at its offices at 4245 Technology Drive, Fremont, California 94538, no later than December 22, 1998, and satisfy the conditions established by the Securities and Exchange Commission for stockholder proposals to be included in the Company's proxy statement for that meeting.

                         TRANSACTION OF OTHER BUSINESS

     At the date of this Proxy Statement, the only business which the Board of Directors intends to present or knows that others will present at the meeting is as set forth above. If any other matter or matters are properly brought before the Special Meeting, or any adjournment thereof, it is the intention of the persons named in the accompanying form of proxy to vote the proxy on such matters in accordance with their best judgment.

                                          By Order of the Board of Directors,

                                          /s/ BRENDAN R. O'FLAHERTY
                                          --------------------------------------
                                          Brendan R. O'Flaherty
                                          Secretary

November 20, 1998

                                   APPENDIX A

         AMENDMENT TO AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

     Aureal Semiconductor Inc., a Delaware corporation (the "Corporation"), hereby certifies:

     1. That the Corporation's Board of Directors has duly adopted the following resolution:

     RESOLVED, that the text of section FOURTH of the Amended and Restated Certificate of Incorporation is hereby amended to read in full as follows:

        FOURTH: The Corporation is authorized to issue a total of two hundred five million (205,000,000) shares of stock in two classes designated respectively "Preferred Stock" and "Common Stock." The total number of shares of Preferred Stock the Corporation shall have authority to issue is five million (5,000,000), par value one-tenth of one cent ($0.001) per share, and the total number of shares of Common Stock the Corporation shall have authority to issue is two hundred million (200,000,000), par value one-tenth of one cent ($0.001) per share.

     2. That the proposed amendment has been duly adopted in accordance with the provisions of Section 242 of the General Corporation law of the State of Delaware and that notice of the taking of such action by written consent has been given as provided in Section 228 of the General Corporation Law of the State of Delaware.

     The Corporation has caused this Certificate of Amendment of Amended and Restated Certificate of Incorporation to be signed by President and Chief
Executive Officer and attested to by its Secretary this      day of December
1998.

                                          AUREAL SEMICONDUCTOR INC.

                                          By:

                                            ------------------------------------
                                                    Kenneth A. Kokinakis
                                               President and Chief Executive
                                                           Officer

Attest:

--------------------------------------
   Brendan R. O'Flaherty, Secretary

                            AUREAL SEMICONDUCTOR INC.

                             1995 STOCK OPTION PLAN

               (AS AMENDED BY THE BOARD THROUGH NOVEMBER 4, 1998)


     1.   ESTABLISHMENT, PURPOSE AND TERM OF PLAN.

          1.1 ESTABLISHMENT. The Aureal Semiconductor Inc. 1995 Stock Option Plan (the "PLAN") is hereby established effective as of August 15, 1995 (the "EFFECTIVE DATE").

          1.2 PURPOSE. The purpose of the Plan is to advance the interests of the Participating Company Group and its stockholders by providing an incentive to attract, retain and reward persons performing services for the Participating Company Group and by motivating such persons to contribute to the growth and profitability of the Participating Company Group.

          1.3 TERM OF PLAN. The Plan shall continue in effect until the earlier of its termination by the Board or the date on which all of the shares of Stock available for issuance under the Plan have been issued and all restrictions on such shares under the terms of the Plan and the agreements evidencing Options granted under the Plan have lapsed. However, all Options shall be granted, if at all, within ten (10) years from the Effective Date. Notwithstanding the foregoing, if the maximum number of shares of Stock issuable pursuant to the Plan as provided in Section 4.1 has been increased at any time, all Options shall be granted, if at all, no later than the last day preceding the tenth
(10th) anniversary of the earlier of (a) the date on which the latest such increase in the maximum number of shares of Stock issuable under the Plan was approved by the stockholders of the Company or (b) the date such amendment was adopted by the Board.

     2.   DEFINITIONS AND CONSTRUCTION.

          2.1 DEFINITIONS. Whenever used herein, the following terms shall have their respective meanings set forth below:

               (a) "BOARD" means the Board of Directors of the Company. If one or more Committees have been appointed by the Board to administer the Plan, "Board" also means such Committee(s).

               (b) "CODE" means the Internal Revenue Code of 1986, as amended, and any applicable regulations promulgated thereunder.

               (c) "COMMITTEE" means the Compensation Committee or other committee of the Board duly appointed to administer the Plan and having such powers as shall be specified by the Board. Unless the powers of the Committee have been specifically limited, the Committee shall have all of the powers of the Board granted herein, including, without limitation, the power to amend or terminate the Plan at any time, subject to the terms of the Plan and any applicable limitations imposed by law.

               (d) "COMPANY" means Aureal Semiconductor Inc., a Delaware corporation, or any successor corporation thereto.

               (e) "CONSULTANT" means any person, including an advisor, engaged by a Participating Company to render services other than as an Employee or a Director.

               (f) "DIRECTOR" means a member of the Board or of the board of directors of any other Participating Company.

               (g) "EMPLOYEE" means any person treated as an employee (including an officer or a Director who is also treated as an employee) in the records of a Participating Company; provided, however, that neither service as a Director nor payment of a director's fee shall be sufficient to constitute employment for purposes of the Plan.

               (h) "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

               (i) "FAIR MARKET VALUE" means, as of any date, the value of a share of stock or other property as determined by the Board, in its sole discretion, or by the Company, in its sole discretion, if such determination is expressly allocated to the Company herein.

               (j) "FULLY-DILUTED OUTSTANDING SHARES" means, as of any date, the aggregate of (i) the number of shares of Stock issued and outstanding, (ii) the number of shares of Stock available for grant pursuant to any stock option plan, including the Plan, maintained by the Company, and (iii) the number of shares of Stock then subject to outstanding options granted under any stock option plan, including the Plan, maintained by the Company.

               (k) "INCENTIVE STOCK OPTION" means an Option intended to be (as set forth in the Option Agreement) and which qualifies as an incentive stock option within the meaning of Section 422(b) of the Code.

               (l) "INSIDER" means an officer or a Director of the Company or any other person whose transactions in Stock are subject to Section 16 of the Exchange Act.

               (m) "NONSTATUTORY STOCK OPTION" means an Option not intended to be (as set forth in the Option Agreement) or which does not qualify as an Incentive Stock Option.

               (n) "OPTION" means a right to purchase Stock (subject to adjustment as provided in Section 4.2) pursuant to the terms and conditions of the Plan. An Option may be either an Incentive Stock Option or a Nonstatutory Stock Option.

               (o) "OPTION AGREEMENT" means a written agreement between the Company and an Optionee setting forth the terms, conditions and restrictions of the Option granted to the Optionee and any shares acquired upon the exercise thereof.

               (p) "OPTIONEE" means a person who has been granted one or more Options.

               (q) "PARENT CORPORATION" means any present or future "parent corporation" of the Company, as defined in Section 424(e) of the Code.

               (r) "PARTICIPATING COMPANY" means the Company or any Parent Corporation or Subsidiary Corporation.

               (s) "PARTICIPATING COMPANY GROUP" means, at any point in time, all corporations collectively which are then Participating Companies.

               (t) "RULE 16B-3" means Rule 16b-3 under the Exchange Act, as amended from time to time, or any successor rule or regulation.

               (u)  "SECTION 162(M)" means Section 162(m) of the Code.

               (v) "STOCK" means the common stock, par value $0.001, of the Company, as adjusted from time to time in accordance with Section 4.2.

               (w) "SUBSIDIARY CORPORATION" means any present or future "subsidiary corporation" of the Company, as defined in Section 424(f) of the Code.

               (x) "TEN PERCENT OWNER OPTIONEE" means an Optionee who, at the time an Option is granted to the Optionee, owns stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of a Participating Company within the meaning of Section 422(b)(6) of the Code.

          2.2 CONSTRUCTION. Captions and titles contained herein are for convenience only and shall not affect the meaning or interpretation of any provision of the Plan. Except when otherwise indicated by the context, the singular shall include the plural, the plural shall include the singular, and the term "or" shall include the conjunctive as well as the disjunctive.

     3.   ADMINISTRATION.

          3.1 ADMINISTRATION BY THE BOARD. The Plan shall be administered by the Board, including any duly appointed Committee of the Board. All questions of interpretation of the Plan or of any Option shall be determined by the Board, and such determinations shall be final and binding upon all persons having an interest in the Plan or such Option. Any officer of a Participating Company shall have the authority to act on behalf of the Company with respect to any matter, right, obligation, determination or election which is the responsibility of or which is allocated to the Company herein, provided the officer has apparent authority with respect to such matter, right, obligation, determination or election.

          3.2 POWERS OF THE BOARD. In addition to any other powers set forth in the Plan and subject to the provisions of the Plan, the Board shall have the full and final power and authority, in its sole discretion:

               (a) to determine the persons to whom, and the time or times at which, Options shall be granted and the number of shares of Stock to be subject to each Option;

               (b) to designate Options as Incentive Stock Options or Nonstatutory Stock Options;

               (c) to determine the Fair Market Value of shares of Stock or other property;

               (d) to determine the terms, conditions and restrictions applicable to each Option (which need not be identical) and any shares acquired upon the exercise thereof, including, without limitation, (i) the exercise price of the Option, (ii) the method of payment for shares purchased upon the exercise of the Option, (iii) the method for satisfaction of any tax withholding obligation arising in connection with the Option or such shares, including by the withholding or delivery of shares of stock, (iv) the timing, terms and conditions of the exercisability of the Option or the vesting of any shares acquired upon the exercise thereof, (v) the time of the expiration of the Option, (vi) the effect of the Optionee's termination of employment or service with the Participating Company Group on any of the foregoing, and (vii) all other terms, conditions and restrictions applicable to the Option or such shares not inconsistent with the terms of the Plan;

               (e)  to approve one or more forms of Option Agreement;

               (f) to amend, modify, extend, or renew, or grant a new Option in substitution for, any Option or to waive any restrictions or conditions applicable to any Option or any shares acquired upon the exercise thereof;

               (g) to amend the exercisability of any Option or the vesting of any shares acquired upon the exercise thereof, including with respect to the period following an Optionee's termination of employment or service with the Participating Company Group;

               (h) to prescribe, amend or rescind rules, guidelines and policies relating to the Plan, or to adopt supplements to, or alternative versions of, the Plan, including, without limitation, as the Board deems necessary or desirable to comply with the laws of, or to accommodate the tax policy or custom of, foreign jurisdictions whose citizens may be granted Options; and

               (i) to correct any defect, supply any omission or reconcile any inconsistency in the Plan or any Option Agreement and to make all other determinations and take such other actions with respect to the Plan or any Option as the Board may deem advisable to the extent consistent with the Plan and applicable law.

          3.3 ADMINISTRATION WITH RESPECT TO INSIDERS. With respect to participation by Insiders in the Plan, at any time that any class of equity security of the Company is registered pursuant to Section 12 of the Exchange Act, the Plan shall be administered in compliance with the requirements, if any, of Rule 16b-3.

          3.4 COMMITTEE COMPLYING WITH SECTION 162(M). If a Participating Company is a "publicly held corporation" within the meaning of Section 162(m), the Board may establish a Committee of "outside directors" within the meaning of
Section 162(m) to approve the grant of any Option which might reasonably be anticipated to result in the payment of employee remuneration that would otherwise exceed the limit on employee remuneration deductible for income tax purposes pursuant to Section 162(m).

     4.   SHARES SUBJECT TO PLAN.

          4.1 MAXIMUM NUMBER OF SHARES ISSUABLE. Subject to adjustment as provided in Section 4.2, the maximum aggregate number of shares of Stock that may be issued under the Plan shall be twenty-five million (25,000,000) and shall consist of authorized but unissued or reacquired shares of Stock or any combination thereof. If an outstanding Option for any reason expires or is terminated or canceled or shares of Stock acquired, subject to repurchase, upon the exercise of an Option are repurchased by the Company, the shares of Stock allocable to the unexercised portion of such Option, or such repurchased shares of Stock, shall again be available for issuance under the Plan.

          4.2 ADJUSTMENTS FOR CHANGES IN CAPITAL STRUCTURE. In the event of any stock dividend, stock split, reverse stock split, recapitalization, combination, reclassification or similar change in the capital structure of the Company, appropriate adjustments shall be made in the number and class of shares subject to the Plan and to any outstanding Options, in the Section 162(m) Grant Limit set forth in Section 5.5, and in the exercise price per share of any outstanding Options. If a majority of the shares which are of the same class as the shares that are subject to outstanding Options are exchanged for, converted into, or otherwise become (whether or not pursuant to an Ownership Change Event, as defined in Section 8.1) shares of another corporation (the "NEW SHARES"), the Board may unilaterally amend the outstanding Options to provide that such Options are exercisable for New Shares. In the event of any such amendment, the number of shares subject to, and the exercise price per share of, the outstanding Options shall be adjusted in a fair and equitable manner as determined by the Board, in its sole discretion. Notwithstanding the foregoing, any fractional share resulting from an adjustment pursuant to this Section 4.2 shall be rounded up or down to the nearest whole number, as determined by the Board, and in no event may the exercise price of any Option be decreased to an amount less than the par value, if any, of the stock subject to the Option. The adjustments determined by the Board pursuant to this Section 4.2 shall be final, binding and conclusive.

     5.   ELIGIBILITY AND OPTION LIMITATIONS.

          5.1 PERSONS ELIGIBLE FOR OPTIONS. Options may be granted only to Employees, Consultants, and Directors. For purposes of the foregoing sentence, "Employees" shall include prospective Employees to whom Options are granted in connection with written offers of employment with the Participating Company Group, and "Consultants" shall include prospective Consultants to whom Options are granted in connection with written offers of engagement with the Participating Company Group. Eligible persons may be granted more than one (1) Option.

          5.2 DIRECTORS SERVING ON COMMITTEE. At any time that any class of equity security of the Company is registered pursuant to Section 12 of the Exchange Act, no member of a Committee established to administer the Plan in compliance with the "disinterested administration" requirements of Rule 16b-3, while a member, shall be eligible to be granted an Option.

          5.3 OPTION GRANT RESTRICTIONS. Any person who is not an Employee on the effective date of the grant of an Option to such person may be granted only a Nonstatutory Stock Option. An Incentive Stock Option granted to a prospective Employee upon the condition that such person become an Employee shall be deemed granted effective on the date such person commences service with a Participating Company, with an exercise price determined as of such date in accordance with
Section 6.1.

          5.4 FAIR MARKET VALUE LIMITATION. To the extent that the aggregate Fair Market Value of stock with respect to which options designated as Incentive Stock Options are exercisable by an Optionee for the first time during any calendar year (under all stock option plans of the Participating Company Group, including the Plan) exceeds One Hundred Thousand Dollars ($100,000), the portion of such options which exceeds such amount shall be treated as Nonstatutory Stock Options. For purposes of this Section 5.4, options designated as Incentive Stock Options shall be taken into account in the order in which they were granted, and the Fair Market Value of stock shall be determined as of the time the option with respect to such stock is granted. If the Code is amended to provide for a different limitation from that set forth in this Section 5.4, such different limitation shall be deemed incorporated herein effective as of the date and with respect to such Options as required or permitted by such amendment to the Code. If an Option is treated as an Incentive Stock Option in part and as a Nonstatutory Stock Option in part by reason of the limitation set forth in this
Section 5.4, the Optionee may designate which portion of such Option the Optionee is exercising and may request that separate certificates representing each such portion be issued upon the exercise of the Option. In the absence of such designation, the Optionee shall be deemed to have exercised the Incentive Stock Option portion of the Option first.

          5.5  SECTION 162(M) GRANT LIMIT. Subject to adjustment as provided in
Section 4.2, at any such time as a Participating Company is a "publicly held corporation" within the meaning of Section 162(m), no Employee shall be granted one or more Options within any fiscal year of the Company which in the aggregate are for the purchase of more than one million two hundred thousand (1,200,000) shares (the "SECTION 162(M) GRANT LIMIT"). An Option which is canceled in the same fiscal year of the Company in which it was granted shall continue to be counted against the Section 162(m) Grant Limit for such period.

     6. TERMS AND CONDITIONS OF OPTIONS. Options shall be evidenced by Option Agreements specifying the number of shares of Stock covered thereby, in such form as the Board shall from time to time establish. Option Agreements may incorporate all or any of the terms of the Plan by reference and shall comply with and be subject to the following terms and conditions:

          6.1 EXERCISE PRICE. The exercise price for each Option shall be established in the sole discretion of the Board; provided, however, that (a) the exercise price per share for an Option shall be not less than the Fair Market Value of a share of Stock on the effective date of grant of the Option, and (b) no Option granted to a Ten Percent Owner Optionee shall have an exercise price per share less than one hundred ten percent (110%) of the Fair Market Value of a share of Stock on the effective date of grant of the Option. Notwithstanding the foregoing, an Option (whether an Incentive Stock Option or a Nonstatutory Stock Option) may be granted with an exercise price lower than the minimum exercise price set forth above if (a) such Option is granted pursuant to an assumption or substitution for another option in a manner qualifying under the provisions of
Section 424(a) of the Code, or (b) such Option is deemed to have been granted as a consequence of an amendment (other than an amendment of the exercise price) made to an outstanding Option, the exercise price of which is less than the minimum exercise price set forth above on the date of such deemed option grant.

          6.2 EXERCISE PERIOD. Options shall be exercisable at such time or times, or upon such event or events, and subject to such terms, conditions, performance criteria, and restrictions as shall be determined by the Board and set forth in the Option Agreement evidencing such Option; provided, however, that (a) no Option shall be exercisable after the expiration of ten (10) years after the effective date of grant of such Option, (b) no Incentive Stock Option granted to a Ten Percent Owner Optionee shall be exercisable after the expiration of five (5) years after the effective date of grant of such Option, and (c) no Option granted to a prospective Employee or prospective Consultant may become exercisable prior to the date on which such person commences service with a Participating Company.

          6.3  PAYMENT OF EXERCISE PRICE.

               (a) FORMS OF CONSIDERATION AUTHORIZED. Except as otherwise provided below, payment of the exercise price for the number of shares of Stock being purchased pursuant to any Option shall be made (i) in cash, by check, or cash equivalent, (ii) by tender to the Company of shares of Stock owned by the Optionee having a Fair Market Value (as determined by the Company without regard to any restrictions on transferability applicable to such stock by reason of federal or state securities laws or agreements with an underwriter for the Company) not less than the exercise price, (iii) by the assignment of the proceeds of a sale or loan with respect to some or all of the shares being acquired upon the exercise of the Option (including, without limitation, through an exercise complying with the provisions of Regulation T as promulgated from time to time by the Board of Governors of the Federal Reserve System) (a "CASHLESS EXERCISE"), (iv) by the Optionee's promissory note in a form approved by the Company, (v) by such other consideration as may be approved by the Board from time to time to the extent permitted by applicable law, or (vi) by any combination thereof. The Board may at any time or from time to time, by adoption of or by amendment to the standard forms of Option Agreement described in
Section 7, or by other means, grant Options which do not permit all of the foregoing forms of consideration to be used in payment of the exercise price or which otherwise restrict one or more forms of consideration.

               (b) TENDER OF STOCK. Notwithstanding the foregoing, an Option may not be exercised by tender to the Company of shares of Stock to the extent such tender of Stock would constitute a violation of the provisions of any law, regulation or agreement restricting the redemption of the Company's stock. Unless otherwise provided by the Board, an Option may not be exercised by tender to the Company of shares of Stock unless such shares either have been owned by the Optionee for more than six (6) months or were not acquired, directly or indirectly, from the Company.

               (c) CASHLESS EXERCISE. The Company reserves, at any and all times, the right, in the Company's sole and absolute discretion, to establish, decline to approve or terminate any program or procedures for the exercise of Options by means of a Cashless Exercise.

               (d) PAYMENT BY PROMISSORY NOTE. No promissory note shall be permitted if the exercise of an Option using a promissory note would be a violation of any law. Any permitted promissory note shall be on such terms as the Board shall determine at the time the Option is granted. The Board shall have the authority to permit or require the Optionee to secure any promissory note used to exercise an Option with the shares of Stock acquired upon the exercise of the Option or with other collateral acceptable to the Company. Unless otherwise provided by the Board, if the Company at any time is subject to the regulations promulgated by the Board of Governors of the Federal Reserve System or any other governmental entity affecting the extension of credit in connection with the Company's securities, any promissory note shall comply with such applicable regulations, and the Optionee shall pay the unpaid principal and accrued interest, if any, to the extent necessary to comply with such applicable regulations.

          6.4 TAX WITHHOLDING. The Company shall have the right, but not the obligation, to deduct from the shares of Stock issuable upon the exercise of an Option, or to accept from the Optionee the tender of, a number of whole shares of Stock having a Fair Market Value, as determined by the Company, equal to all or any part of the federal, state, local and foreign taxes, if any, required by law to be withheld by the Participating Company Group with respect to such Option or the shares acquired upon the exercise thereof. Alternatively or in addition, in its sole discretion, the Company shall have the right to require the Optionee, through payroll withholding, cash payment or otherwise, including by means of a Cashless Exercise, to make adequate provision for any such tax withholding obligations of the Participating Company Group arising in connection with the Option or the shares acquired upon the exercise thereof. The Company shall have no obligation to deliver shares of Stock or to release shares of Stock from an escrow established pursuant to the Option Agreement until the Participating Company Group's tax withholding obligations have been satisfied by the Optionee.

          6.5 REPURCHASE RIGHTS. Shares issued under the Plan may be subject to a right of first refusal, one or more repurchase options, or other conditions and restrictions as determined by the Board in its sole discretion at the time the Option is granted. The Company shall have the right to assign at any time any repurchase right it may have, whether or not such right is then exercisable, to one or more persons as may be selected by the Company. Upon request by the Company, each Optionee shall execute any agreement evidencing such transfer restrictions prior to the receipt of shares of Stock hereunder and shall promptly present to the Company any and all certificates representing shares of Stock acquired hereunder for the placement on such certificates of appropriate legends evidencing any such transfer restrictions.

     7.   STANDARD FORMS OF OPTION AGREEMENT.

          7.1 INCENTIVE STOCK OPTIONS. Unless otherwise provided by the Board at the time the Option is granted, an Option designated as an "Incentive Stock Option" shall comply with and be subject to the terms and conditions set forth in the form of Immediately Exercisable Incentive Stock Option Agreement adopted by the Board concurrently with its adoption of the Plan and as amended from time to time.

          7.2 NONSTATUTORY STOCK OPTIONS. Unless otherwise provided by the Board at the time the Option is granted, an Option designated as a "Nonstatutory Stock Option" shall comply with and be subject to the terms and conditions set forth in the form of Immediately Exercisable Nonstatutory Stock Option Agreement adopted by the Board concurrently with its adoption of the Plan and as amended from time to time.

          7.3  STANDARD TERM OF OPTIONS. Except as otherwise provided in Section
6.2 or by the Board in the grant of an Option, any Option granted hereunder shall have a term of ten (10) years from the effective date of grant of the Option.

          7.4 AUTHORITY TO VARY TERMS. The Board shall have the authority from time to time to vary the terms of any of the standard forms of Option Agreement described in this Section 7 either in connection with the grant or amendment of an individual Option or in connection with the authorization of a new standard form or forms; provided, however, that the terms and conditions of any such new, revised or amended standard form or forms of Option Agreement shall be in accordance with the terms of the Plan. Such authority shall include, but not by way of limitation, the authority to grant Options which are not immediately exercisable.

     8.   TRANSFER OF CONTROL.

          8.1  Definitions.

               (a) An "OWNERSHIP CHANGE EVENT" shall be deemed to have occurred if any of the following occurs with respect to the Company:

                    (i) the direct or indirect sale or exchange in a single or series of related transactions by the stockholders of the Company of more than fifty percent (50%) of the voting stock of the Company;

                    (ii) a merger or consolidation in which the Company is a party;

                    (iii) the sale, exchange, or transfer of all or substantially all of the assets of the Company; or

                    (iv) a liquidation or dissolution of the Company.

               (b) A "TRANSFER OF CONTROL" shall mean an Ownership Change Event or a series of related Ownership Change Events (collectively, the "TRANSACTION") wherein the stockholders of the Company immediately before the Transaction do not retain immediately after the Transaction, in substantially the same proportions as their ownership of shares of the Company's voting stock immediately before the Transaction, direct or indirect beneficial ownership of more than fifty percent (50%) of the total combined voting power of the outstanding voting stock of the Company or the corporation or corporations to which the assets of the Company were transferred (the "TRANSFEREE CORPORATION(S)"), as the case may be. For purposes of the preceding sentence, indirect beneficial ownership shall include, without limitation, an interest resulting from ownership of the voting stock of one or more corporations which, as a result of the Transaction, own the Company or the Transferee Corporation(s), as the case may be, either directly or through one or more subsidiary corporations. The Board shall have the right to determine whether multiple sales or exchanges of the voting stock of the Company or multiple Ownership Change Events are related, and its determination shall be final, binding and conclusive.

          8.2 EFFECT OF TRANSFER OF CONTROL ON OPTIONS. In the event of a Transfer of Control, the surviving, continuing, successor, or purchasing corporation or parent corporation thereof, as the case may be (the "ACQUIRING CORPORATION"), may either assume the Company's rights and obligations under outstanding Options or substitute for outstanding Options substantially equivalent options for the Acquiring Corporation's stock. Any Options which are neither assumed or substituted for by the Acquiring Corporation in connection with the Transfer of Control nor exercised as of the date of the Transfer of Control shall terminate and cease to be outstanding effective as of the date of the Transfer of Control. Notwithstanding the foregoing, shares acquired upon exercise of an Option prior to the Transfer of Control and any consideration received pursuant to the Transfer of Control with respect to such shares shall continue to be subject to all applicable provisions of the Option Agreement evidencing such Option except as otherwise provided in such Option Agreement. Furthermore, notwithstanding the foregoing, if the corporation the stock of which is subject to the outstanding Options immediately prior to an Ownership Change Event described in Section 8.1(a)(i) constituting a Transfer of Control is the surviving or continuing corporation and immediately after such Ownership Change Event less than fifty percent (50%) of the total combined voting power of its voting stock is held by another corporation or by other corporations that are members of an affiliated group within the meaning of Section 1504(a) of the Code without regard to the provisions of Section 1504(b) of the Code, the outstanding Options shall not terminate unless the Board otherwise provides in its sole discretion.

     9. PROVISION OF INFORMATION. At least annually, copies of the Company's balance sheet and income statement for the just completed fiscal year shall be made available to each Optionee and purchaser of shares of Stock upon the exercise of an Option. The Company shall not be required to provide such information to persons whose duties in connection with the Company assure them access to equivalent information.

     10. NONTRANSFERABILITY OF OPTIONS. During the lifetime of the Optionee, an Option shall be exercisable only by the Optionee or the Optionee's guardian or legal representative. No Option shall be assignable or transferable by the Optionee, except by will or by the laws of descent and distribution.

     11. INDEMNIFICATION. In addition to such other rights of indemnification as they may have as members of the Board or officers or employees of the Participating Company Group, members of the Board and any officers or employees of the Participating Company Group to whom authority to act for the Board is delegated shall be indemnified by the Company against all reasonable expenses, including attorneys' fees, actually and necessarily incurred in connection with the defense of any action, suit or proceeding, or in connection with any appeal therein, to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the Plan, or any right granted hereunder, and against all amounts paid by them in settlement thereof (provided such settlement is approved by independent legal counsel selected by the Company) or paid by them in satisfaction of a judgment in any such action, suit or proceeding, except in relation to matters as to which it shall be adjudged in such action, suit or proceeding that such person is liable for gross negligence, bad faith or intentional misconduct in duties; provided, however, that within sixty (60) days after the institution of such action, suit or proceeding, such person shall offer to the Company, in writing, the opportunity at its own expense to handle and defend the same.

     12. TERMINATION OR AMENDMENT OF PLAN. The Board may terminate or amend the Plan at any time. However, subject to changes in the law or other legal requirements that would permit otherwise, without the approval of the Company's stockholders, there shall be (a) no increase in the maximum aggregate number of shares of Stock that may be issued under the Plan (except by operation of the provisions of Section 4.2), (b) no change in the class of persons eligible to receive Incentive Stock Options, and (c) no expansion in the class of persons eligible to receive Nonstatutory Stock Options. In any event, no termination or amendment of the Plan may adversely affect any then outstanding Option or any unexercised portion thereof, without the consent of the Optionee, unless such termination or amendment is required to enable an Option designated as an Incentive Stock Option to qualify as an Incentive Stock Option or is necessary to comply with any applicable law or government regulation.

     13. STOCKHOLDER APPROVAL. The Plan or any increase in the maximum aggregate number of shares issuable thereunder as provided in Section 4.1 (the "AUTHORIZED SHARES") shall be approved by the stockholders of the Company within twelve (12) months of the date of adoption thereof by the Board. Options granted prior to stockholder approval of the Plan or in excess of the Authorized Shares previously approved by the stockholders shall become exercisable no earlier than the date of stockholder approval of the Plan or such increase in the Authorized Shares, as the case may be.

     IN WITNESS WHEREOF, the undersigned Secretary of the Company certifies that the foregoing is the Aureal Semiconductor Inc. 1995 Stock Option Plan as amended by the Board through November 4, 1998.



                                              ----------------------------------
                                              Secretary

                            AUREAL SEMICONDUCTOR INC.
                    PROXY SOLICITED BY THE BOARD OF DIRECTORS
                     FOR THE SPECIAL MEETING OF STOCKHOLDERS
                          TO BE HELD DECEMBER 16, 1998

The undersigned hereby appoints David J. Domeier and Brendan R. O'Flaherty, or either of them, each with full power of substitution, as the proxyholder(s) of the undersigned to represent the undersigned and vote all shares of the Common Stock of Aureal Semiconductor Inc. (the "Company") which the undersigned would be entitled to vote if personally present at the special meeting of stockholders of the Company on December 16, 1998, and at any adjournments or postponements of such meeting, as follows:

          1. Approve an amendment to the Company's Amended and Restated Certificate of Incorporation to increase the number of shares of the Company's Common Stock authorized for issuance by 100,000,000 shares from 100,000,000 shares to 200,000,000 shares.

                      [ ] FOR           [ ] AGAINST           [ ] ABSTAIN

          2. Approve the adoption of an increase in the maximum number of shares that may be issued under the Company's 1995 Stock Option Plan by 13,000,000 shares from 12,000,000 shares to 25,000,000.

                      [ ] FOR           [ ] AGAINST           [ ] ABSTAIN


The Board recommends that you vote FOR the above proposals. This proxy, when properly executed, will be voted in the manner directed above. WHEN NO CHOICE IS INDICATED, THIS PROXY WILL BE VOTED FOR THE ABOVE PROPOSALS. This proxy may be revoked by the undersigned at any time, prior to the time it is voted by any of the means described in the accompanying proxy statement.

                                        Date and sign exactly as name(s)
                                        appear(s) on this proxy. If signing for
                                        estates, trusts, corporations or other
                                        entities, title or capacity should be
                                        stated. If shares are held jointly, each holder should sign.



                                        ---------------------------------------
                                            (Signature(s) of Stockholder(s))



                                        ---------------------------------------
                                            (Signature(s) of Stockholder(s))

                                        Date:  __________________, 1998.

                                        PLEASE COMPLETE, DATE AND SIGN THIS
                                        PROXY AND RETURN IT PROMPTLY IN THE
                                        ENCLOSED ENVELOPE.